Exhibit 99(a)(5)(xv)

From: Uematsu, K. (Kenji) (KPNCC M&A Management)
Sent: Tuesday, April 21, 2009 3:21 AM
To: Braat, D. (Daniel) (KPNCC M&A Management)
Cc: Rodenburg, J.J. (Jan) (KPNCC M&A Management)
Subject: Celtic Presentations

Attachments: 090421 Celtic RvB Performance considerations v23.ppt; 090421 Celtic RvB MA considerations v17.ppt
Daniel,

Here are the two Celtic presentations with an updated business case. I reviewed the business case with Johannes briefly yesterday.

I need to review with Jan the performance improvement potential / sensitivity calculations.

Thanks.

Regards,

Kenji

Highly Confidential	JX 1278 KPN00082498

Work In Progress kpn Project Celtic Performance considerations For additional background info  Business case and value creation potential evaluation in progress The Hague, 20 April 2009 Strictly private & confidential Q1 2008 Highly Confidential 1 KPN00082499

Mergers & Acquisitions Work In Progress kpn Introduction In October 2008, three strategic scenarios for Celtic were presented and discussed in the Board of Management. The scenarios were: Buy remaining stake (“public-to-private” transaction) Sell current KPN stake Maintain “status quo” (maintain structure and improve operations) Board of Management (October 2008) mandated: investigate possible replacement of Celtic management without pursuing the process of acquiring the remaining stake get business “back on track” In this presentation, we will review developments since October and strategic fit with KPN, and examine preliminary value creation potential Objective is to determine if we should “hold on” to the business Q1 2008 2  Highly Confidential KPN00082500

Mergers & Acquisitions Work In Progress kpn Developments since October 2008 To be updated with Q1 09 results (to be announces 27 April 2009) Management  Management from October 2008 still in place Financial FY 2008 operational and financial performance was mixed (1) Year-over-year traffic volume decreased slightly by - 1.3% Year-over-year revenue decreased by - 5% Year-over-year EBITDA decreased by -19% In December 2008, an impairment was made on Celtic KPN recognized an impairment charge of $89 mn (approx. € 67 mn), which represents the 56% KPN share of the total impairment charge of $159 mn  Share price Since October 2008, the share price of Celtic has lost more than half its value Share price of $0.96 as of 17 Apr 2009 (total equity value of $64 mn) Analyst target price development (Jefferies): $4.00 April 2008 $2.00 October 2008 $1.25 February 2009 Jefferies dropped analyst coverage of Celtic in February 2009, there are currently no analysts covering company 1. Based on Jefferies & Company research report dated 27 January 2008 Q1 2008 3 Highly Confidential KPN00082501

Mergers & Acquisitions Work In Progress kpn Strategic rationale Greater scale Acquisition rationale to SVB (1)  Creation of Tier 1 wholesale player with the ambition to become a top three carrier Complementary footprints Complementary sales forces and network footprints to generate new sales Cost synergies Cost synergies via scale and operational efficiencies Cross-selling Knowledge and client base sharing to gain access to new markets Strong financial profile Growth strategy via solid balance sheet and cash flow Other Carrier business dependent on scale and efficiency, acquire/partner or “get out” Current situation Greater scale achieved Achieved, but sales down (14.5% decline YoY for Q4 08) Expected synergies are being realized with some delay Teams have been integrated, cross-selling in progress With trading traffic declining, financial profile potentially at risk Scale achieved, efficiency improvements still underway 1. Based on Supervisory Board presentation dated 14 June 2008 (“Project Volcano”) Q1 2008 4 Highly Confidential KPN00082502

Mergers & Acquisitions

WORK IN PROGRESS

Market developments

Total market traffic



Source: TeleGeography


RAISE YOUR VOICE
iBasis Among the Largest Carriers
iBasis

Source: iBasis Investor Presentation (www.iBasis.com)

- International wholesale traffic is still growing, even in 2008 (approx. 10% in 2008)
- Celtic still one of the largest international wholesale carriers
- Celtic traffic stabilized in 2008 compared to 2007 at 24 billion minutes, therefore market share decreased
- Other market developments
  - VoIP share still growing
  - TDM share decreases, but overall still growing and substantial part of the overall business
  - Deregulation and increased competition has caused prices for long distance telephone service to steadily decline
  - Gross margins under pressure caused by (regional) operators

5

Q1 2008

5

Highly Confidential

KPN00082503

Mergers & Acquisitions Work In Progress kpn Base case financials (1) ($mn) 2004PF 2005PF 2006PF 2007PF 2D08A 2009E 2010E 2011E 2012E 2013E 2014E 2015E Revenue 994.2 1,140.6 1,298.9 1,390.6 1,323.6 1,113.9 1.124.1 1,141.4 1,161.3 1,182.5 1,204.2 1,226.3  Growth 14.7% 13.9% 7.1% (4.8%) (15.8%) 0.9% 1.5% 1.7% 1.8% 1.8% 1.8%  Gross margin 120.6 103.3 133.4 142.4 136.3 123.2 120.2 122.0 124.0 126.2 128.4 130.7  Margin 12.1% 9.1% 10.3% 10.2% 10.3% 11.1% 10.7% 10.7% 10.7% 10.7% 10.7% 10.7%  Operating expenses 57.2 64.4 72.5 90.1 94.0 88.1 85.1 85.4 86.4 87.4 88.5 89.5  Operating EBITDA 63.4 38.9 60.9 52.3 42.3 (2) 35.1 35.1 36.6 37.6 36.6 40.0 41.2  Margin 6.4% 3.4% 4.7% 3.8% 3.2% 3.1% 3.1% 3.2% 3.2% 3.3% 3.3% 3.4%  Depreciation 24.6 18.8 17.4 n.a. 32.0 32.0 32.3 32.8 33.4 34.0 34.6 35.2  Operating EBIT 38.8 20.1 43.5 n.a. 10.3 (2) 3.1 2.8 3.8 4.3 4.8 5.4 6.0  Margin 3.9% 1.8% 3.3% n.a. 0.8% 0.3% 0.2% 0.3% 0.4% 0.4% 0.4% 0.5%  Capex (7.5) (8.3) (14.8) n.a. (16.0) (15.0) (18.0) (20.0) (20.9) (21.3) (21.7) (22.1)  EBITDA - Capex 55.9 30.6 46.1 n.a. 26.3 (2) 20.1 17.1 16.6 16.7 17.5 18.3 19.1 Assumptions 2009 Quarterly decline in total traffic stops by Q3 09. Traffic growth (on total) regained during second half 2009 Price decline continues (9.9% decline over 2008), but margin per minute improves Quarterly opex improvement based on $22.9 mn in Q4 08, with annual savings resulting in $6 mn reduction from 2008 2010 and onward Year-over-year traffic growth regained (6.8% in 2010) with annual traffic growth stabilizing at 2.8% by 2013 Blended price per minute in 2010 declines 5.5% over 2009 with annual decline stabilizing at 0.9% by 2013 Margin per minute remains relatively stable Additional opex savings achieved during 2010, with opex growing with revenues from 2011 Business case to be updated after Q1 09 actuals are released (27 April 2009) 1. Actual figures for 2004-2007are based on pro forma figures. 2004, 2005 and 2006 pro forma figures based on Volcano Supervisory Board presentation dated 6 Dec 2006. 2007 pro forma figure based on Jefferies & Co. report dated 27 January 2009. Projections are based on KPN M&A estimates. 2. Excludes goodwill impairment of $214.8 mn Q1 2008 6 Highly Confidential KPN00082504

Mergers & Acquisitions Work In Progress kpn Performance improvement potential A Base case valuation Considerations Traffic decline stops during 2009, growth regained beginning Q3 09 Pricing continues to decline, margin improvement in 2009 Opex reduced during 2009 and 2010 B1 1% less growth in traffic / revenue From 2010, 1% less growth in traffic per year (e.g. 5.8% annual traffic growth in 2010 vs. 6.8% growth in Base Case) B2 1% additional growth in traffic / revenue From 2010, 1% additional growth in traffic per year (e.g. 7.8% annual traffic growth in 2010 vs. 6.8% growth in Base Case) B3 1% gross margin improvement  Additional 1% gross margin uplift in 2010 and onwards B4 Additional opex savings  Assumes additional € 2 million of opex savings from 2010 Q1 2008 7 Highly Confidential KPN00082505

Mergers & Acquisitions Work In Progress kpn Performance improvement potential (cont’d) NPV in $ mn Potential downside / upside 131 A  (47) B1  43 B2 38 B3 7 B4 218 80 68 150 145 12 Min. Value creation Max. Value creation Base case 1% less growth in revenue 1% additional growth in revenue 1% additional gross margin improvement $ 2 mn opex savings Total potential valuation Current equity value (1) Performance improvement potential 1. Equity value based on closing share price of $0.96 on 17 Apr 2009 and 71.2 mn shares outstanding Q1 2008 8 Highly Confidential KPN00082506

Mergers & Acquisitions

Work In Progress

kpn

Conclusion and next steps

● Preliminary value creation potential assessment suggests that we should “hold on” to business

● Our beliefs
    -Carrier business is core to KPN and scale is key in this market
    -We think the market is currently undervaluing Celtic
    -We believe performance can be improved and therefore value creation can be realized
    -The likelihood of improving performance will increase when Celtic is delisted and KPN has full ownership

● Next steps
    -Validate value creation potential
    -Identify actions required to implement performance improvement
    -Assess delisting process and ownership structure going forward

Q1 2008	9
Highly Confidential	KPN00082507

Mergers & Acquisitions Work In Progress kpn Appendix Q1 2008 10 Highly Confidential KPN00082508

Mergers & Acquisitions Work In Progress kpn Operational and financial performance Traffic overview (Y-over-Y % Change) (1) 8% 6% 4% 2% 0% -2% -4% -6% -8% -10% 5.5% 5.1% 6/5% -8.1% Q1 08 Q2 08 Q3 08 Q4 08  Revenues ($ mn) 351 379 Q4 ‘07 325 358 Q1 ‘08 361 350 Q2 ‘08 338 364 Q3 ‘08 300 338 Q4 ‘08 Reported results Equity research (1)  Share price overview (2) $ 12 10 8 6 4 2 0 02/01/2006 02/07/2006 02/01/2007 02/07/2007 02/01/2008 02/07/2008 02/01/2009 17/04/08 BAS US Equity NASDAQ 21/05/06 Announcement 01/10/07 Closing 29/04/08 – 19/08/08 Share buyback 09/10/07 Dividend pay-out 17/04/09 Closing price $0.96 Since acq. -89% YTD -32% 2008 -73% 2007 -40% 2006 +55%  EBITDA ($ mn) 14 13 11 15 13 14 10 14 8 10 Q4 ‘07 Q1 ‘08 Q2 ‘08 Q3 ‘08 Q4 ‘08 Reported results Equity research (2) 1. Jefferies and Company 2. NASDAQ Index rebased to Celtic share price of $5.49 on 1 January 2006 Q1 2008 11 Highly Confidential KPN00082509

Mergers & Acquisitions Work In Progress kpn Public valuation development of (non-) KPN stake Non-KPN stake currently valued at €16.5 mn, perhaps undervalued Exhg. Rate Share price # Shares (mn) Market cap ($ and € mn) KPN share Value KPN ($ and € mn) Value non-KPN ($ and € mn) Acquisition Value (1) (09/10/07) 0.7096 $7.82 €5.55 74.8 $585.3 €415.3 51% $298.5 €211.8 $286.8 €203.5 October 2008 Value (27/10/08) 0.7957 $1.56 €1.24 71.2 $5111.1 €88.4 56% $62.6 €49.8 $48.5 €38.6 Current value (17/4/09) 0.7668 $0.96 €0.77 71.2 $68.4 €52.4 56% $38.5 €29.5 $29.8 €22.9 Value of remaining stake is now $29.8 mn (€22.9 mn) Last Jefferies target price of $1.25 per share (Feb. 2009) represents ~30% premium to share price as of 17 April 2009  Value ranges of non-KPN stake ($ and € mn) Premium to current share price 0% 30% 50% 75% 100% Price per share $0.96 $1.25 $1.44 $1.68 $1.92 Value of non-KPN share ($ and € mn) €22.8 €29.7 €34.3 €40.0 €45.8 Share price as of 17 April 2009  Last Jefferies target price (Feb. ‘09, $1.25 per share) 1. Closing date was 1 October 2009, acquisition value assumed to be post-dividend market capitalization) Q1 2008 12 Highly Confidential KPN00082510

Mergers & Acquisitions Work In Progress kpn Financial comparison $ mn Revenue 994 1,141 1,299 1,391 1,324 1,114 1,257 1,124 1,275 1,141 1,289 1,161 1,304 1,183 1,316 1,204 1,329 1,226 N.A. 2004A 2005A 2006A 2007A 2008A 2009E 2010E 2011E 2012E 2013E 2014E 2015E (1) (2) Base case Jefferies and Co.  $ mn Gross margin 121 103 133 142 136 123 133 120 137 122 139 124 141 126 142 128 143 131 N.A. 2004A 2005A 2006A 2007A 2008A 2009E 2010E 2011E 2012E 2013E 2014E 2015E (1) (2) Base case Jefferies and Co.  1. Actual figures for 2004-2007 are based on pro forma figures. 2004, 2005 and 2006 pro forma figures based on Volcano Supervisory Board presentation dated 6 Dec 2006. 2007 pro forma figure based on Jefferies & Co. report dated 27 January 2009. Base case projections based on KPN M&A estimates. 2. Jefferies & Co. report dated 27 January 2009 Q1 2008 13 Highly Confidential KPN00082511

Mergers & Acquisitions

WORK IN PROGRESS

kpn

Financial comparison (cont'd)



$ mn
EBITDA
63
39
61
52
42
35 38
35 41
37 41
38 42
39 42
40 43
41 N.A.
2004A 2005A 2006A 2007A 2008A 2009E 2010E 2011E 2012E 2013E 2014E 2015E
Base case(1) Jefferies and Co.(2)



$ mn
Cash flow(3)
56
31
46
N.A.
26
20 23
17 23
17 20
17 18
18 16
16 14
19
2004A 2005A 2006A 2007A 2008A 2009E 2010E 2011E 2012E 2013E 2014E 2015E
Base case(1) Jefferies and Co.(2)

1. Actual figures for 2004 – 2007 are based on pro forma figures. 2004, 2005 and 2006 pro forma figures based on Volcano Supervisory Board presentation dated 6 Dec 2008. 2007 pro forma figure based on Jefferies & Co. report dated 27 January 2009. Base case projections based on KPN M&A estimates.
2. Jefferies & Co. report dated 27 January 2009
3. Defined as EBITDA – capex

14

Q1 2008

14

Highly Confidential

KPN00082512

Mergers & Acquisitions Work In Progress kpn Financial comparison (cont’d) Gross margin 16% 14% 12% 10% 8% 2004A 2005A 2006A 2007A 2008A 2009E 2010E 2011E 2012E 2013E 2014E 2015E 12.1% 9.1% 10.3% 10.2% 10.3% 10.6% 11.1% 10.8% 10.7% 10.8% 10.7% 10.8% 10.7% 10.8% 10.7% 10.8% 10.7% 10.7% (1) (2) Base case Jefferies and Co.  EBITDA margin 10% 8% 6% 4% 2% 0% 2004A 2005A 2006A 2007A 2008A 2009E 2010E 2011E 2012E 2013W 2014E 2015E 6.4% 3.4% 4.7% 3.8% 3.2% 3.1% 3.0% 3.1% 3.2% 3.2% 3.2% 3.2% 3.2% 3.3% 3.2% 3.3% 3.2% 3.4% (1) (2) Base case Jefferies and Co.  1. Actual figures for 2004-2007 are based on pro forma figures. 2004, 2005 and 2006 pro forma figures based on Volcano Supervisory Board presentation dated 6 Dec 2006. 2007 pro forma figure based on Jefferies & Co. report dated 27 January 2009. Base case projections based on KPN M&A estimates. 2. Jefferies & Co. report dated 27 January 2009 3. Defined as EBITDA Q1 2008 15 Highly Confidential KPN00082513

Mergers & Acquisitions Work In Progress kpn Jefferies and Co. forecast (1)  ($ mn) 2004PF 2005PF 2006PF 2007PF 2008A 2009E 2010E 2011E 2012E 2013E 2014E Revenue 994.2 1,140.6 1,298.6 1,390.6 1,323.6 1,257.1 1,275.4 1,289.2 1,303.6 1,316.1 1,328.6 Growth 14.7% 13.9% 7.1% -4.8% -5.0% 1.5% 1.1% 1.1% 1.0% 0.9% Gross margin 120.6 103.3 133.4 142.4 136.3 133.4 137.4 139.0 140.6 142.0 143.4 Margin 12.1% 9.1% 10.3% 10.2% 10.3% 10.6% 10.8% 10.8% 10.8% 10.8% 10.8% Operating expenses 57.2 64.4 72.5 90.1 94.0 95.6 96.8 97.8 98.9 99.9 100.8 Operating EBITDA 83.4 38.9 60.9 52.3 42.3 (2) 37.8 40.6 41.2 41.7 42.1 42.6 Margin 6.4% 3.4% 4.7% 3.8% 3.2% 3.0% 3.2% 3.2% 3.2% 3.2% 3.2% Depreciation 24.6 18.6 17.4 n.a. 32.0 32.2 32.8 33.3 31.2 26.8 27.6 Operating EBIT 38.8 20.1 43.5 n.a. 10.3 (2) 5.6 7.7 7.9 10.5 13.3 15.0 Margin 3.9% 1.8% 3.3% n.a. 0.8% 0.4% 0.8% 0.6% 0.6% 0.8% 1.0% 1.1%  Capex (7.5) (8.3) (14.8) n.a. (16.0) (15.0) (18.0) (21.0) (24.0) (26.3) (28.3) EBITDA – Capex 55.9 30.6 48.1 n.a. 26.3 (2) 22.8 22.6 20.2 17.7 15.8 14.3  Jefferies DCF valuation WACC 15% Terminal growth rate 0% PV Terminal Value 28.3 Firm Value ($ mn) 64.0 Net debt (cash) (41.0) Equity value 105.0 Public market discount 15% Public market equity value 89.3  1. Source: Years 2004PF-2006PF Volcano Supervisory Board presentation dated 6 Dec 2006, 2007PF and 2009E-2015E Jefferies & Co. report dated 27 Jan 2009 and 2008A 10-K 2008 iBasis. 2. Excludes goodwill impairment of $214.8 mn   Q1 2008 16 Highly Confidential KPN00082514

Mergers & Acquisitions Work In Progress kpn Base case financials (1)  ($ mn) 2004PF 2005PF 2006PF 2007PF 2008A 2009E 2010E 2011E 2012E 2013E 2014E Revenue 994.2 1,140.6 1,298.6 1,390.6 1,323.6 1,113.9 1,124.1 1,141.4 1,181.3 1,182.5 1,204.2 1,228.3 Growth 14.7% 13.9% 7.1% (4.8%) (15.8%) 0.9% 1.5% 1.7% 1.8% 1.8% 1.8% Gross margin 120.6 103.3 133.4 142.4 136.3 123.2 120.2 122.0 124.0 126.2 128.4 130.7 Margin 12.1% 9.1% 10.3% 10.2% 10.3% 11.1% 10.7% 10.7% 10.7% 10.7% 10.7% 10.7% Operating expenses 57.2 64.4 72.5 90.1 94.0 88.1 85.1 85.4 86.4 87.4 88.5 89.5 Operating EBITDA 83.4 38.9 60.9 52.3 42.3 (2) 35.1 38.6 37.6 38.8 40.0 41.2 Margin 6.4% 3.4% 4.7% 3.8% 3.2% 3.1% 3.1% 3.2% 3.2% 3.3% 3.3% 3.4% Depreciation 24.6 18.8 17.4 n.a. 32.0 32.0 32.3 32.8 33.4 34.0 34.6 35.2 Operating EBIT 38.8 20.1 43.5 n.a. 10.3 (2) 3.1 2.8 3.8 4.3 4.8 5.4 6.0 Margin 3.9% 1.8% 3.3% n.a. 0.8% 0.3% 0.2% 0.3% 0.4% 0.4% 0.4% 0.5%  Capex (7.5) (8.3) (14.8) n.a. (16.0) (15.0) (18.0) (20.0) (20.9) (21.3) (21.7) (22.1) EBITDA – Capex 55.9 30.6 48.1 n.a. 26.3 (2) 20.1 17.1 15.6 16.7 17.5 18.3 19.1  Base case valuation WACC 15% Terminal growth rate 0% PV Terminal Value (18.9) Firm Value ($ mn) 101.4 Net debt (cash) (29.5) Equity value 131.0  1. Actual figures for 2004-2007 are based on pro forma figures. 2004, 2005 and 2006 pro forma figures based on Volcano Supervisory Board presentation dated 6 Dec 2006. 2007 pro forma figure based on Jefferies & Co. report dated 27 January 2009. Projections are based on KPN M&A estimates. 2. Excludes goodwill impairment of $214.8 mn   Q1 2008 17 Highly Confidential KPN00082515

Kpn Work In Progress Project Celtic M&A Considerations INTERNAL PRESENTATION (Part 2 of 2) For additional background info Business case and value creation potential evaluation in progress The Hague, 20 April 2009 Strictly private & confidential  Q1 2008 1 Highly Confidential KPN00082516

Mergers & Acquisitions Work In Progress kpn  Introduction  In the last week of April M&A has assessed the value creation potential and the preliminary conclusion is that we should “hold on” to the business  Our beliefs Carrier business is core to KPN and scale is key in this market We think the market is currently undervaluing Celtic We believe performance can be improved and therefore value creation can be realized The likelihood of improving performance will increase when Celtic is delisted and KPN has full ownership  Question: what is the best ownership structure and situation (public, private) going forward? KPN has three options going forward “Buy” remaining 44% stake “Keep” 56% KPN stake “Sell” 56% KPN stake To validate the best way forward, we assess financial, legal and governance aspects Objective is to reach a preliminary conclusion on ownership going forward and agree on next steps  Q1 2008 2 Highly Confidential KPN00082517

Mergers & Acquisitions Work In Progress kpn Overview of considerations  Buy Keep Sell Pros Cons Full ownership and delisting Strategic flexibility Different governance structure Full upside potential available Realization of upside potential more likely Additional investment needed Time and effort for delisting process Relatively high deal costs  No investment needed (for remaining stake) Only 56% of upside Can we improve business performance without 100% ownership? Continued focus of management team  No management focus requirement for Celtic Damage to reputation (i.e., “reverse course” on strategic rationale) Loss of consolidated financial figures (Celtic revenues represented 6.3% of total FY 2008 revenues) Potential book loss No upside  Q1 2008 3 Highly Confidential KPN00082518

Mergers & Acquisitions Work In Progress kpn Financial aspects Valuation  Enterprise Value Clarification EV / EBITDA multiples 2008A 2009E (1) Current trading $39mn Share price of $ 0.96 per share (1) 0.9x 1.1x Base case $131 mn Base case projections 3.1x 3.7x Jefferies target price $64mn Target price of $ 1.25 per share 1.5x 1.8x Colt Telecom EV / EBITDA ‘09E $104 mn Implied share price of $ 1.46 per share 2.5x 3.0x WE Telco operators (2) EV / EBITDA ‘09E $165 mn Implied share price of $ 2.31 per share 3.9x 4.7x  1. As of 17 Apr 2009 2. Sample consisting of BT, Deutsche, Telekom, KPN, France Telecom, Telecom Italia, and Telefónica 3. Based on Base Case projection  Q1 2008 4 Highly Confidential KPN00082519

Mergers & Acquisitions  Work In Progress kpn Financial aspects (cont’d) Value creation potential in Buy scenario  NPV in $ mn Investment needed to acquire 44% non-KPN stake 218 80 30 30 x y 30 + x + y 38 Illustrative Max. upside Note: theoretically KPN already owns 56% of the upside Potential value range Non-KPN equity share (44%) (1)  Premium Deal costs Investment needed to acquire 44% KPN equity share (56%) (1) Upside  1. Equity value based on closing share price of $0.96 on 17 Apr 2009 and 71.2 mn shares outstanding  Q1 2008 5 Highly Confidential KPN00082520

Mergers & Acquisitions  Redacted for Privilege  Q1 2008 6 Highly Confidential KPN00082521

Mergers & Acquisitions Work in Progress kpn  Redacted for Privilege  Q1 2008 7 Highly Confidential KPN00082522

Mergers & Acquisitions Work In Progress kpn  Conclusion and next steps Considering current market valuation of Celtic and potential for value creation we propose to further investigate the”Buy” scenario (delisting process and ownership structure going forward, etc.) the “Keep” scenario (share buyback, etc.) Next steps (timing is indicative) Week of April 13/20/27: Refine Business Case  Redacted for Privilege Week of May 4 or 11: Update Management Board, determine next steps  Q1 2008 8 Highly Confidential KPN00082523